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                                                                     Exhibit (d)

                          INVESTMENT ADVISORY AGREEMENT

         AGREEMENT made as of this 10th day of May, 2000 between Barclays Global Fund Advisors, a corporation organized under the laws of the State of California (the "Adviser"), and iShares Trust, a business trust organized under the laws of the State of Delaware (the "Trust").

         WHEREAS, the Adviser is principally engaged in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"); and

         WHEREAS, the Trust proposes to engage in the business of an investment company and is registered as such under the Investment Company Act of 1940 (the "1940 Act"); and

         WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Trust intends initially to offer shares representing interests in each of the separate series listed on Schedule A attached hereto (each, an "Initial Fund" and collectively, the "Initial Funds"); and

         WHEREAS, the Trust desires to appoint the Adviser to serve as the investment adviser with respect to each of the Initial Funds; and

         WHEREAS, the Trust may, from time to time, offer shares representing interests in one or more additional series (each, an "Additional Fund" and collectively, the "Additional Funds"); and

         WHEREAS, the Trust may desire to appoint the Adviser as the investment adviser with respect to one or more of the "Additional Funds" (each such Additional Fund and Initial Fund being referred to herein individually as a "Fund" and collectively as the "Funds");

         NOW THEREFORE, the parties hereto hereby agree as follows:

1.       APPOINTMENT OF ADVISER

         The Trust hereby appoints the Adviser to act as investment adviser for the Initial Funds for the period and on terms set forth herein. The Adviser accepts such appointment and agrees to render such services for the compensation set forth herein. In the event that the Trust desires to retain the Adviser to render
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         investment advisory services hereunder with respect to an Additional
         Fund, and the Adviser is willing to render such services, Schedule A shall be amended in accordance with Section 8, paragraph b herein, whereupon such Additional Fund shall become a Fund hereunder.

2.       DUTIES OF THE ADVISER

         The Adviser, at its own expense shall: (i) furnish continuously an investment program for each Fund; (ii) manage the investment and reinvestment of Fund assets; (iii) determine what investments shall be purchased, held, sold or exchanged for each Fund and what portion, if any, of the assets of each Fund shall be held uninvested; (iv) make changes on behalf of the Trust in the investments for each Fund; (v) provide the Trust with records concerning the Adviser's activities that the Trust is required to maintain; and (vi) render reports to the Trust's officers and Board of Trustees concerning the Adviser's discharge of the foregoing responsibilities. In addition, the Adviser will arrange for other necessary services, including custodial, transfer agency and administration. The Adviser shall furnish to the Trust all office facilities, equipment, services and executive and administrative personnel necessary for managing the investment program of the Trust for each Fund. The Adviser may at its expense employ others to provide all or any part of such facilities and personnel.

         The Adviser shall discharge the foregoing responsibilities subject to the control of the Board of Trustees of the Trust and in compliance with such policies as the Trustees may from time to time establish, each Fund's investment objective and policies, as set forth in the then current prospectus and statement of additional information for such Fund contained in the Trust's Registration Statement on Form N-1A, as such prospectus and statement of additional information is amended or supplemented from time to time, and applicable laws and regulations.

3.       CERTAIN RECORDS AND REPORTS

         Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 under the 1940 Act that are prepared or maintained by the Adviser (or any sub-adviser) on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust at its request (the "Records"). The Adviser agrees to preserve the Records for the periods prescribed in Rule 31a-2 under the 1940 Act. The Trust and the Adviser agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

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4.       ADVISORY FEES

         For the services to be provided by the Adviser hereunder with respect to each Fund, the Trust shall pay to the Adviser a fee at the rate set forth on Schedule A attached hereto. The Adviser agrees to pay all expenses incurred by the Trust except for interest, taxes, brokerage expenses and other expenses connected with the execution of portfolio transactions, extraordinary expenses, and distribution fees and expenses paid by the Trust under any distribution plan adopted pursuant to rule 12b-1 under the 1940 Act. Schedule A shall be amended from time to time to reflect the addition and/or termination of any Fund as a Fund hereunder and to reflect any change in the advisory fees payable with respect to any Fund duly approved in accordance with Section 8, paragraph b hereunder. All fees payable hereunder shall be accrued daily and paid as soon as practical after the last day of each month.

         In any case of commencement or termination of this Agreement with respect to any Fund during any calendar quarter, the fee with respect to such Fund for that quarter shall be reduced proportionately based upon the number of calendar days during which it is in effect, and the fee shall be computed upon the average daily net assets of such Fund for the days during which it is in effect.

5.       PORTFOLIO TRANSACTIONS

         In connection with the management of the investment and reinvestment of Fund assets pursuant to this Agreement, the Adviser, acting by its own officers, directors or employees, is authorized to select the brokers or dealers (including brokers and dealers that are affiliated with the Adviser or the Trust's principal underwriter) that will execute purchase and sale transactions for the Trust. In executing portfolio transactions and selecting brokers or dealers, if any, the Adviser will use its best efforts to seek on behalf of a Fund the best overall terms available, as described from time to time, in the Trust's Registration Statement. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in and the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer, if any, to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the 1934 Act) provided to any fund of the Trust. The Adviser may pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting the transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided. The Trust acknowledges

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         that any such research may be useful to the Adviser in connection with other accounts managed by it. Brokerage transactions for the Trust may be effected through affiliates of the Adviser if approved by the Board of Trustees, subject to applicable rules and regulations. The Adviser will promptly communicate to the officers and the Trustees of the Trust such information relating to Fund transactions as they may reasonably request.

6.       LIABILITY OF ADVISER

         Neither the Adviser nor its officers, directors, employees, agents, affiliated persons or controlling persons or assigns shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or its shareholders in connection with the matters to which this Agreement relates; provided that no provision of this Agreement shall be deemed to protect the Adviser against any liability to the Trust or its shareholders resulting from any willful misfeasance, bad faith or gross negligence in the performance of its duties or obligations hereunder, the reckless disregard of its duties or obligations hereunder, or breach of its fiduciary duty to the Trust, any Fund or its shareholders.

7.       FORCE MAJEURE

         Notwithstanding any other provision of this Agreement, Adviser shall not be liable for any loss suffered by the Trust or its shareholders caused directly or indirectly by circumstances beyond Adviser's reasonable control including, without limitation, government restrictions, exchange or market rulings, suspensions of trading, acts of civil or military authority, national emergencies, labor difficulties, fires, earthquakes, floods or other catastrophes, acts of God, wars, riots or failures of communication or power supply.

8.       DURATION, TERMINATION AND AMENDMENT

                  a. DURATION. This Agreement shall become effective with respect to each Initial Fund on the date hereof and, with respect to any Additional Fund, on the date Schedule A is amended to reflect such Additional Fund in accordance with paragraph b below. Unless terminated in accordance with this
                  Section 8, the Agreement shall remain in full force and effect for two years from the date hereof with respect to each Initial Fund and, with respect to each Additional Fund, for two years from the date on which such Fund becomes a Fund hereunder. Subsequent to such initial periods of effectiveness, this Agreement shall continue in full force and effect for periods of one year thereafter with respect to each Fund so long as such continuance with respect to such Fund is specifically approved at least annually (i) by either the Board of Trustees of the Trust or by vote of a "majority of the outstanding voting securities" (as defined in the 1940
                  Act) of such Fund, and (ii), in either event, by the vote of a majority of the

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                  Trustees of the Trust who are not parties to this Agreement or
                  "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. If the shareholders of any Fund fail to approve the Agreement as provided herein, the Adviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules and regulations thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

                  b. AMENDMENT. Any amendment to this Agreement shall become effective with respect to a Fund upon approval of the Adviser, the Board of Trustees of the Trust, including a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting such approval and, if required under the 1940 Act, a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund.

                  c. APPROVAL, AMENDMENT OR TERMINATION BY A FUND. Any approval, amendment or termination of this Agreement with respect to a Fund will not require the approval of any other Fund or the approval of a majority of the outstanding voting securities of the Trust, unless such approval is required by applicable law.

                  d. AUTOMATIC TERMINATION. This Agreement shall automatically and immediately terminate in the event of its "assignment" (as defined in the 1940 Act).

                  e. TERMINATION. This Agreement may be terminated with respect to any Fund at any time, without payment of any penalty, by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund, or by the Adviser, in each case on not less than 30 days' nor more than 60 days' prior written notice to the other party; provided, that a shorter notice period shall be permitted for a Fund in the event its shares are no longer listed on a national securities exchange.

9.       SERVICES NOT EXCLUSIVE

         The services of the Adviser to the Trust hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or

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         authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

10.      MISCELLANEOUS

                  a. NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for the receipt of such notices.

                  b. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

                  c. APPLICABLE LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

                  d. EXECUTION BY COUNTERPART. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement.

                  e. SURVIVAL AFTER TERMINATION. The rights and obligations set forth in Paragraphs 5 and 7 shall survive the termination of this Agreement.

                  f. PERMISSIBLE INTERESTS. Trustees, officers, agents and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, partners, officers, agents, shareholders or otherwise; directors, partners, officers, agents and shareholders of the Adviser are or may be interested in the Trust as Trustees, officers, agents, shareholders or otherwise; and the Adviser (or any successor thereof) is or may be interested in the Trust as a shareholder or otherwise.


         PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION (THE "COMMISSION") IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE CLIENTS, THIS DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS DOCUMENT.

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


                                   BARCLAYS GLOBAL FUND ADVISORS

                                        By: /s/ Garrett Bouton
                                           ----------------------
                                        Name: Garrett Bouton
                                              -------------------
                                        Title: Chairman
                                               ------------------


                                        By: /s/ Lee Kranefuss
                                           ----------------------
                                        Name: Lee Kranefuss
                                              -------------------
                                        Title: Managing Director
                                               ------------------

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

                                   Schedule A
                                     to the
                Investment Advisory Agreement dated May 10, 2000
                                     between
                                  iShares Trust
                                       and
                          Barclays Global Fund Advisors

Pursuant to Section 4, the Trust shall pay the Adviser compensation at the following annual rates:

Fund                                                                 Annual Fee
----                                                                 ----------
iShares S&P 500 Index Fund                                                %
iShares Russell 1000 Index Fund                                           %
iShares Dow Jones U.S. Internet Index Fund                                %
iShares Dow Jones U.S. Technology Sector Index Fund                       %

iShares S&P MidCap 400 Index Fund                                         %
iShares S&P 500/BARRA Growth Index Fund                                   %
iShares S&P 500/BARRA Value Index Fund                                    %
iShares S&P SmallCap 600 Index Fund                                       %
iShares Russell 1000 Growth Index Fund                                    %
iShares Russell 1000 Value Index Fund                                     %
iShares Russell 2000 Index                                                %
iShares Russell 3000 Index                                                %
iShares Dow Jones U.S. Financial Sector Index Fund                        %
iShares Dow Jones U.S. Telecommunications Sector Index Fund               %

iShares S&P Europe 350 Index Fund                                         %
iShares S&P/TSE 60 Index                                                  %
iShares Dow Jones U.S. Total Market Index Fund                            %
iShares Dow Jones U.S. Basic Materials Sector Index Fund                  %
iShares Dow Jones U.S. Consumer Cyclical Sector Index Fund                %
iShares Dow Jones U.S. Consumer Non-Cyclical Sector Index Fund            %
iShares Dow Jones U.S. Energy Sector Index Fund                           %
iShares Dow Jones U.S. Healthcare Sector Index Fund                       %
iShares Dow Jones U.S. Industrial Sector Index Fund                       %
iShares Dow Jones U.S. Utilities Sector Index Fund                        %
iShares Dow Jones U.S. Chemicals Index Fund                               %
iShares Dow Jones U.S. Financial Services Index Fund                      %
iShares Dow Jones U.S. Real Estate Index Fund                             %

iShares S&P MidCap 400/BARRA Growth Index Fund                            %
iShares S&P MidCap 400/BARRA Value Index Fund                             %
iShares S&P SmallCap 600/BARRA Growth Index Fund                          %
iShares S&P SmallCap 600/BARRA Value Index Fund                           %
iShares Russell 2000 Growth Index Fund                                    %
iShares Russell 2000 Value Index Fund                                     %
iShares Russell 3000 Growth Index Fund                                    %
iShares Russell 3000 Value Index Fund                                     %

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